Exhibit 24

ARCHER-DANIELS-MIDLAND COMPANY

Power of Attorney

of

Director and/or Officer

Each of the undersigned directors and/or officers of ARCHER-DANIELS-MIDLAND COMPANY, a Delaware corporation (the “Company”), does hereby make, constitute and appoint D. CAMERON FINDLAY and VIKRAM LUTHAR, and each or either one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of the Company to a Registration Statement or Registration Statements, on Form S-3 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by the Company with the United States Securities and Exchange Commission (the “SEC”), in connection with the registration under the Securities Act of 1933, as amended, of debt securities of the Company, including, without limitation, unsecured debentures, notes or other unsecured debt obligations of the Company, and warrants exercisable for such debt securities; common stock of the Company and warrants exercisable for such common stock; preferred stock of the Company; contracts to purchase common stock or preferred stock of the Company; units comprised of one or more of the foregoing; and such other debt or equity securities as are deemed necessary or desirable for creation, issuance and sale for inclusion in said Registration Statement or Registration Statements by an officer of the Company, and to file the same, with all exhibits thereto and other supporting documents, with the SEC, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.

The undersigned have executed this Power of Attorney as of July 7, 2023.

/s/ Michael S. Burke	/s/ Theodore Colbert
Michael S. Burke /s/ James C. Collins, Jr.	Theodore Colbert /s/ Terrell K. Crews
James C. Collins, Jr. /s/ Ellen de Brabander	Terrell K. Crews /s/ Suzan F. Harrison
Ellen de Brabander /s/ Juan R. Luciano	Suzan F. Harrison /s/ Patrick J. Moore
Juan R. Luciano /s/ Debra A. Sandler	Patrick J. Moore /s/ Lei Z. Schlitz
Debra A. Sandler	Lei Z. Schlitz